Exhibit 4.2
English translation of
PURCHASE AND SALE AGREEMENT
     This PURCHASE AND SALE AGREEMENT is entered into this 11th day of October 2007 by and among:
     TELVENT HOUSING, S.A., with registered address at Calle Valgrande 6–28108 Alcobendas, Madrid and Tax Identification Number A-82/232448, registered in the Madrid Province Companies Register in Volume 13,891, Folio 81, Section 81, Sheet Number 227370, Entry 1 and duly represented by Mr. José Ignacio del Barrio Gómez, of legal age, a Spanish citizen, domiciled in [***] for the purposes of this Agreement and holder of National Identity Card number [***]. He is acting by virtue of a power of attorney granted in his favor by means of a public instrument executed before the Madrid Notary Public, Mr. Juan Álvarez-Sala Water on September 20, 2007 with the number 3,028 of his protocol files, which was duly registered in the Companies Register in Volume 20,260, Folio 167, Section 8, Sheet Number M-227370, Entry 74. This company shall hereinafter be referred to as “Seller”
     AND:
     ING Lease (España) E.F.C., S.A. with Tax Identification Number A08350225 and registered address at Av. Diagonal 605, 9a Planta, Barcelona, duly represented by MS. CRISTINA DOLORES NICOLAU PLEWKA, of legal age, domiciled for the purposes of this agreement in [***], holder of National Identity Card number [***] and MR. JOSE ANTONIO LOZANO MELLADO, of legal age, domiciled for the purposes of this agreement in [***], holder of National Identity Card number [***]. Ms. Nicolau is acting by virtue of the power of attorney granted in her favor before the Barcelona Notary Public Mr. Miguel Tarragona Coromina on April 17, 2007 with the number 1,526 of his protocol files, which was registered in the Barcelona Companies Register in Volume 36,038, Folio 108, Sheet Number B-5,378, Entry 177. Mr. Lozano is acting by virtue of the power of attorney granted in his favor before the Barcelona Notary Public Mr. Josep Alfons López Tena on November 3, 1998 with the number 2,304 of his protocol files, which was registered in the Barcelona Companies Register in Volume 29,851, Folio 9, Sheet Number B-5,378, Entry 118.
     CREDIT AGRICOLE LEASING SUCURSAL EN ESPAÑA with registered address in Madrid at Paseo de la Castellana, 1 and tax identification number N0012760E, duly represented by MR. LAURENT LUCIEN JEAN GARAFINNI, of legal age, a French citizen, married, [***] and holder of current French passport [***]. He is acting in his capacity as Managing Director of the institution he represents by virtue of a power of attorney granted in his favor in Issy Les Molineaux (Hauts de Siene) 1/3 Rue de Passeur de Bologne on July 20, 2007 through the intervention of the Paris Notary Public Mr. François Thessiex, which was registered in the Madrid Companies Register in Volume 14,763, Folio 207 of the 8th Section, Sheet Number M-245190, Entry 13.

     BANCANTABRIA INVERSIONES, S.A., E.F.C. with registered address in Santander at Calle Castelar, 21 – 1º and tax identification number A-78654886, duly represented by Ms. ANA CHILLON SANCHEZ of legal age, married, domiciled for the purposes of this agreement in [***] and holder of National Identify Card number [***] and Ms. SILVIA ORTIZ DE VILLEJOS MORENO, of legal age, married, domiciled for the purposes of this agreement in [***] and holder of National Identify Card number [***]. Both are acting by virtue of the power of attorney granted in their favor before the Santander Notary Public Mr. Javier Asín Zurita on July 11, 2002 with the number 1,717 of his protocol files, which was registered as Entry 27 of Company Sheet number S-4204 of the Santander Companies Register.
     Each of the aforementioned institutions shall hereinafter be individually referred to as “Buyer” and jointly as “Buyers.”
     The parties mutually recognize they have the full capacity to enter into this Purchase and Sale Agreement.
RECITALS:
     I. WHEREAS, TELVENT HOUSING, S.A. holds full ownership over the goods listed, described and detailed in the list attached hereto as Annex Number 1 as an inseparable part of this Agreement, by virtue of title of purchase. The aforementioned goods are free from any encumbrances and taxes and are not subject to any constraints or prohibitions of any kind whatsoever.
     II. WHEREAS, TELVENT HOUSING, S.A. is interested in selling the aforementioned moveable property to BUYERS for the sole and exclusive purpose of the latter proceeding to assign at the same time and subsequently said goods through a machinery financial leasing agreement, subject to the agreements set forth in its General and Specific Terms and Conditions.
     III. WHEREAS, immediately upon the consummation of this Agreement the Machinery Financial Leasing Agreement will be entered into, which will be registered with the number 910274-FL-O before a Public Notary;
     In accordance with all of the above, the parties enter into this Purchase and Sale Agreement in their respective capacities subject to the following:
TERMS AND CONDITIONS
     1. Mr. José Ignacio del Barrio Gómez, acting on behalf of TELVENT HOUSING, S.A., SELLS and CONVEYS to the institutions ING LEASE (ESPAÑA) E.F.C., S.A., CREDIT AGRICOLE LEASING SUCURSAL EN ESPAÑA and BANCANTABRIA INVERSIONES, S.A., E.F.C, which by means of their representatives BUY and ACQUIRE full ownership over all the goods detailed in the first recital above, along with any rights and maintenance services and others that are inherent to them and among them by virtue of the purchase and sale agreement SELLER once entered into or which the different suppliers may have granted it.

     BUYERS hereby acquire the aforementioned goods in the proportion set forth below:

ING Lease (España), E.F.C., S.A.	63.4683%
Credit Agricole Leasing Sucursal en España	26.9733%
and Bancantabria Inversiones, S.A., E.F.C.	9.5584%
     2. The purchase price is hereby set to amount to the figure of € 26,154,818.60, to which will be added the amount of € 4,184,770.97 for Value Added Tax. Said amounts are handed over in this act by Buyers to Seller in the manner set forth below and this document shall constitute irrefutable receipt of payment.
     The aforementioned amount is handed over by the Buyers to Seller by means of various bank transfers effectuated through the Bank of Spain –one for each company– to the Seller’s bank account [* * *] for the amounts set forth hereunder:
     Amounts of bank transfers:
          ING Lease (España), E.F.C., S.A. for the amount of € 19,256,021.73
          Credit Agricole Leasing Sucursal en España for the amount of € 8,183,588.52
          Bancantabria Inversiones, S.A., E.F.C. for the amount of € 2,899,979.33
     3. TELVENT HOUSING, S.A. expressly and under its own liability states that the goods are sold free from any encumbrances and taxes and that they are ready to be used immediately.
     As a consequence of the above and for the purposes set forth in the Recital II, TELVENT HOUSING, S.A. hereby undertakes to take out a lease on today’s date covering the goods constituting the purpose of this agreement, without it being able to allege they suffer from any faults or defects, in addition to undertaking not to excuse itself from paying any leasing installments based on the lack of warranty, spare parts, maintenance or any others imputable to the supplier.
     4. Seller shall be held liable for warranty of title and the right of redress pursuant to the Law.
     5. As of today’s date, TELVENT HOUSING, S.A. shall recognize Buyers as the pro indiviso owners in their respective shares of the goods that are the purpose of this Purchase and Sale Agreement.
     6. Pursuant to the provisions set forth in Article 1,463 of the Civil Code (Código Civil) and due to the fact that this Purchase and Sale Agreement is an act prior to the execution of the machinery financial leasing agreement, the purchase and sale shall be construed to have been completed although the physical possession of the goods that comprise the purpose of this agreement has not been delivered, as Buyer shall continue to legitimately have the goods sold in its possession but not longer arising from a title of purchase but by title of financial leasing.
     7. Any fees, taxes, duties or any other costs whatsoever that may arise from this Purchase and Sale Agreement shall be incurred by Seller.
     8. The parties hereby agree to waive any jurisdictional privileges they may enjoy and submit themselves to the competence of the Courts of Madrid, the capital of Spain, to resolve any disputes that may arise concerning the interpretation or execution of this public instrument.
     IN WITNESS WHEREOF, the parties have set their hands on four copies of this Agreement to a single effect on the date and in the place first mentioned above.

SELLER

TELVENT HOUSING, S.A.

/s/ Jose Ignacio del Barrio

By:	Jose Ignacio del Barrio
Its:	Legal Representative

BUYERS

ING LEASE ( ESPAÑA) E.F.C., S.A.

/s/ Christina Dolores Nicolau Plewka

By:	Christina Dolores Nicolau Plewka
Its:	Legal Representative

/s/ Jose Antonio Lozano Mellado

By:	Jose Antonio Lozano Mellado
Its:	Legal Representative

CREDIT AGRICOLE LEASING SUCURSAL EN ESPAÑA

/s/ Laurent Lucien Jean Garafinni

By:	Laurent Lucien Jean Garafinni
Its:	Managing Director

BANCANTABRIA INVERSIONES, S.A. E.F.C.

/s/ Ana Chillon Sanchez

By:	Ana Chillon Sanchez
Its:	Legal Representative

/s/ Silvia Ortiz de Villejos Moreno

By:	Silvia Ortiz de Villejos Moreno
Its:	Legal Representative

     Annex Number 1 is not being filed with this Agreement. Pursuant to Item 601(b)(2) of Regulation S-K, such annex is immaterial to an investment decision. A copy of this omitted annex will be furnished by Telvent GIT, S.A. to the Commission upon the request of the Commission.